SRN
Salem Radio Network

SATELLITE DISTRIBUTION AGREEMENT

AGREEMENT ("Agreement") between Salem Radio Network Incorporated ("SRN") and Health Talk Live, Inc ("Client") for the lease of satellite time for "Health Talk Live." ("Program")

SRN and Client hereby agree as follows:

1. SERVICES

(a) SRN hereby grants Client a lease to use satellite transmission time on **AMC-3, SR6 on Saturday from 1p-2p** Eastern time only to make "Health Talk Live" available for reception by radio stations. SRN reserves the right to change the satellite channel assigned, at its sole discretion, if deemed necessary. If such a change is made SRN shall provide ninety (90) days written notice to Client.

(b) This program shall originate from the SRN studios. SRN's Studio shall be equipped with the following: Comrex Access, phone bank, an automation system, a broadcast delay system and an instant replay/shortcut. Client will connect to SRN with their own Comrex Access.

2. COMPENSATION FOR SERVICES

(a) In consideration of the rights granted herein, during the term of this Agreement, Client shall pay **$500** per month.

(b) Client shall pay in advance for services rendered to it by SRN. SRN shall invoice Client monthly. All invoices will be payable by Client within ten (10) days of billing. Checks are to be made payable to SRN, 6400 N. Beltline, Suite 210, Irving, Texas, 75063, or to such other address as SRN shall designate.

3. TERM

(a) Except as otherwise provided in this paragraph (3., a), the term of this Agreement shall commence on August 2, 2014 and continue through and including August 1, 2015 . SRN shall have the right to terminate the Agreement, not less than thirty (30) days following written notice of termination to Client, effective on the date designated in such notice. Client shall have the right to terminate the Agreement not less than thirty (30) days following written notice of termination to SRN, effective on the date designated in such notice. On the last day of the Initial Term, this Agreement shall automatically renew for an additional term ("Renewal Term") of equal length unless either party gives the other written notice at least sixty (60) days in advance of the expiration of the Initial Term. This Agreement may be terminated by either party without penalty, on notice to the other party, in the event of breach or refusal, for any reason, to perform

any of its material obligations herein or failure to comply with any of the material covenants, representations, warranties, indemnities or other obligations herein.

(b) SRN agrees to negotiate in good faith with Client, commencing no later than sixty (60) days prior to the expiration of the Renewal Term, for an extension of this Agreement under mutually acceptable terms.

4. **REPRESENTATIONS AND WARRANTIES**

Client represents and warrants that it has the legal right and power to make and enter into this Agreement and that there are no contracts or agreements, expressed or implied, between Client, its parent company, subsidiaries, or any other parties which will prevent Client from fulfilling all of its obligations hereunder. Client warrants that all of its activities hereunder will conform to applicable FCC regulations and that the feed and land line connections will meet technical requirements of SRN. Client further warrants that it has acquired all necessary underlying rights for the transmission of the Program and that its Program and the satellite transmission thereof by SRN will not violate any third party's rights.

5. **SUBLEASE**

Client may not sublease the satellite transmission time or rights to any other party at any time for any purpose whatsoever.

6. **INDEMNITY**

Client agrees to protect, defend and indemnify SRN, its officers, directors, agents and employees against any and all liability, loss and expense, including reasonable attorneys' fees arising from any claim or litigation involving any breach by Client of this Agreement or any of Client's representations or warranties set forth herein, or arising from any claim, violation or infringement of rights resulting from the transmission hereunder of any programs or materials furnished by Client.

7. **FORCE MAJEURE**

Client agrees that SRN shall not incur any liability hereunder due to unavailability of the satellite transmission time, a failure of technical or mechanical facilities, inability to transmit signal on the uplink, failure or delay of transmission of the Program, due to an act of God, labor disputes, government action, strikes, lockouts or any industrial action, flood, fire, explosion, accident, riot or any other cause beyond the control of SRN. Further, Client agrees that SRN shall not incur any liability for the production, distribution or reception of Program broadcast from the satellite for affiliates or customer of Client.

8. **ADDITIONAL TERMS AND CONDITIONS**

(a) Client agrees that if, for any reason, it ceases operation or makes assignment or transfer of control of Program, Client will immediately notify SRN, in writing, and SRN, at its discretion, shall have the right to terminate this Agreement.

(b) All notices to be given hereunder shall be given personally or prepaid and mailed to Client at the address designated herein on the last page of this Agreement or any other address designated by either party hereto, in writing, in accordance herewith. Any notice given by mail shall be deemed to be given on the day it is mailed.

(c) Nothing contained herein shall be deemed to constitute a partnership, agency or joint venture between the parties. Client's relationship to SRN shall be that of an independent contractor. In accordance herewith, Client agrees that any and all contracts of employment of personnel furnished, with respect to the satellite transmission time hereunder, shall be made by Client, as principal, and that there will be no liability whatsoever on the part of SRN with respect to such contracts or personnel.

(d) Client shall not use the terms "SRN," "Salem Radio Network," "Salem," "Salem Communications," "Salem Radio," or any coloration thereof or identification with SRN, in any marketing, advertisement, press release, trade article, video or audio interview, or sound bite, without the expressed, written consent of SRN, except to identify program location or placement on the SRN satellite channels or to say Program is distributed via the Salem Radio Network.

(e) This Agreement is subject to all federal, state and municipal laws and regulations now or hereafter in force, and shall be governed and construed in accordance with the laws of the State of Texas.

(f) This Agreement is subject to, and Client's rights hereunder shall be subordinate to, SRN's rights with respect to the satellite.

(g) This Agreement contains the entire understanding between SRN and Client with respect to its subject matter, supersedes all previous agreements or understandings between them with respect thereto, and shall not be modified except by a writing signed by both parties..

(h) If any portion of this Agreement shall be held to be illegal, invalid, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Additionally, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar to such former provision as shall be legal, valid and enforceable.

(i) This long-term service Agreement has been negotiated individually by the parties in order to be tailored in such a way so as to meet the specialized needs and requirements of each party. SRN does not intend to act in the capacity of a common carrier in offering the services which are subject to this negotiated agreement and does not purport to hold out the offering of such services on an indiscriminate basis.

(j) SRN and Client agree that all information contained in this Agreement is proprietary to SRN and Client and shall not be revealed to any other party.

IN WITNESS WHEREOF, this Agreement has been signed and agreed on behalf of SRN and Client by their duly authorized agents.

CLIENT:

By: ______________________
Authorized Signature

Johnie M. Yawn
(Type or Print Name)

July 11, 2014
(Date)

Address: 6223 Hwy 90, Suite 234
Milton, Florida 32570

Fax Number: 626-358-5699

SRN:

By: ______________________

Greg R. Anderson
President

7/11/14
(Date)

Salem Radio Network
6400 N. Beltline Rd.
Suite 210
Irving, TX 75063

Fax Number: 972- 831-8626

SALEM MEDIA REPS

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Broadcast Agreement

Salem Media Representatives
6400 N. Beltline Road, Suite 220, Irving, TX 75063
Phone: 972-402-8800 Fax: 972-402-8200

Payment Terms: **One Month Cash in Advance**
Agreement Date: June-18-2014
Agency: DIRECT
Attention: Jon Yawn
Address: Health Talk Live, Inc.
6223 Hwy 90 Suite 234
Milton FL 32570
Phone: 850-329-5947 / 626-393-1881
Fax:
Email: docjon@healthtalklive.com

Advertiser: Health Talk Live, Inc.
Product: Health Talk Live
Protection: Medical/Health
Representative: Charles Mefferd / SMR Programs
Billing Month: **Broadcast**
Week Starting: **July 28, 2014**
Week Ending: **July 26, 2015**
Order Number: **12719**

Market	Station	Start	End	Len	Daypart	M	Tu	W	Th	F	Sa	Su	X	Times/ Week	Rate
National - Sirius/XM	Ch. 131	28-Jul-14	26-Jul-15	50	Sat. 1p-2p ET						1			1	$800.00

Checks must be sent to: SMR, Attn: Accounts Receivable; 6400 N. Beltline Rd. # 210; Irving, TX 75063; 972-402-8800

The program will start at :05. S/XM breaks :30-:34 Program will end at :58:50.
THE PROGRAM WILL BE FED DOWN AMC-3, SR6 LIVE from 1-2p ET on Saturdays.

ALL REVISIONS AND/OR CANCELLATIONS REQUIRE 30 DAY WRITTEN NOTICE

Investment by Broadcast Month

Month	Gross	Net
July, 2014	$0.00	$0.00
August, 2014	$4,000.00	$4,000.00
September, 2014	$3,200.00	$3,200.00
October, 2014	$3,200.00	$3,200.00
November, 2014	$4,000.00	$4,000.00
December, 2014	$3,200.00	$3,200.00
January, 2015	$3,200.00	$3,200.00
February, 2015	$3,200.00	$3,200.00
March, 2015	$4,000.00	$4,000.00
April, 2015	$3,200.00	$3,200.00
May, 2015	$4,000.00	$4,000.00
June, 2015	$3,200.00	$3,200.00
July, 2015	$3,200.00	$3,200.00
Total	$41,600.00	$41,600.00

The Advertiser agrees to the terms and specifications contained in this agreement. Salem Media Representatives, as representative for the scheduled media, agrees to issue orders reflecting the terms and specifications to participating facilities. Media participation may be subject to availability at the time the schedule is placed. All media reserve the right to approve all copy and/or tapes provided by the Advertiser or its Agent. The Advertiser or its duly assigned Agent promises to pay and shall be solely liable for payment to Salem Media Representatives or its assignees. Receipt of signed Broadcast Agreement by facsimile transmission shall be binding as a legal document in lieu of original Broadcast Agreement. Terms are cash with order unless prior credit approval is granted by participating media. Cancellation or adjustment of this schedule is available only under the specific provisions expressed herein. Networks or syndicators may provide commensurate coverage if any announcements are missed during this schedule. Network affiliation and clearance may vary plus or minus five percent. Make goods will be aired within ten days from scheduled dates. THIS AGREEMENT IS FURTHER SUBJECT TO ALL TERMS & CONDITIONS ON THE BACK HEREOF.

[signature] July 11, 2014
Jon Yawn — Date

[signature] 2/11/14
Salem Media Representatives — Date